Exhibit 10.6


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                    SERIES A CONVERTIBLE PREFERRED STOCK AND
                           WARRANT PURCHASE AGREEMENT

                                     between

                           MEDICAL STERILIZATION, INC.

                                       and

                   THE SEVERAL PURCHASERS NAMED IN SCHEDULE I


                          Dated as of December 30, 1989













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                                TABLE OF CONTENTS


ARTICLE I    PURCHASE, SALE AND TERMS OF PREFERRED STOCK AND                Page
             WARRANTS

   SECTION 1.01   The Preferred Stock..........................................1
   SECTION 1.02   The Warrants.................................................1
   SECTION 1.03   Purchase and Sale of the Preferred Stock and Warrants........1
                    (a) The Closing............................................1
                    (b) Allocation of Purchase Price...........................2

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................2

   SECTION 2.01  Organization, Qualifications and Corporate Power..............2
   SECTION 2.02  Authorization of Agreements, Etc..............................3
   SECTION 2.03  Validity......................................................3
   SECTION 2.04  Authorized Capital Stock......................................4
   SECTION 2.05  Financial Statements..........................................4
   SECTION 2.06  Events Subsequent to the Date of the Balance Sheet............5
   SECTION 2.07  Litigation; Compliance with Law...............................5
   SECTION 2.08  Proprietary Information of Third Parties......................6
   SECTION 2.09  Title to Properties...........................................6
   SECTION 2.10  Leasehold Interests...........................................7
   SECTION 2.11  Insurance.....................................................7
   SECTION 2.12  Taxes.........................................................7
   SECTION 2.13  Other Agreements..............................................7
   SECTION 2.14  Patents, Trademarks, Etc......................................9
   SECTION 2.15  Loans and Advances...........................................10
   SECTION 2.16  Assumptions, Guaranties, Etc. of Indebtedness of
                 Other Persons................................................10
   SECTION 2.17  Significant Customers and Suppliers..........................10
   SECTION 2.18  Governmental Approvals.......................................10
   SECTION 2.19  Disclosure...................................................11
   SECTION 2.20  Offering of the Preferred Stock, the Warrants, the Common
                 Conversion Shares and the Preferred Conversion Shares........11
   SECTION 2.21  Brokers......................................................12
   SECTION 2.22  Officers.....................................................12
   SECTION 2.23  Transactions With Affiliates.................................12
   SECTION 2.24  Employees....................................................12
   SECTION 2.25  U.S. Real Property Holding Corporation.......................12

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE URCHASERS................12

ARTICLE IV     CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS................13


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                 (a) Opinion of Company's Counsel.............................13
                 (b) Representations and Warranties to be True and Correct....17
                 (c) Performance..............................................17
                 (d) All Proceedings to be satisfactory.......................17
                 (e) Purchase by Other Purchasers.............................17
                 (f) Supporting Documents.....................................18
                 (g) Registration Rights Agreement............................18
                 (h) Execution of Directors...................................18
                 (i) Stock Restriction Agreement..............................18
                 (j) Employment Agreements....................................18
                 (k) Preemptive Rights........................................18
                 (l) Waivers and Consents.....................................18
                 (m) Fees of Purchasers' Counsel..............................19

ARTICLE V COVENANTS OF THE COMPANY............................................19

   SECTION 5.01  Financial Statements, Reports, Etc.:.........................19
   SECTION 5.02  Right of First Refusal.......................................20
   SECTION 5.03  Reserve for Preferred Stock, Common Conversion Shares
                 and Preferred Conversion Shares..............................21
   SECTION 5.04  Corporate Existence..........................................21
   SECTION 5.05  Properties, Business Insurance...............................22
   SECTION 5.06  Inspection, Consultation and Advice..........................22
   SECTION 5.07  Restrictive Agreements Prohibited............................22
   SECTION 5.08  Transactions with Affiliates.................................22
   SECTION 5.09  Expenses of Directors........................................22
   SECTION 5.10  Use of Proceeds..............................................22
   SECTION 5.11  Board of Directors Meetings..................................23
   SECTION 5.12  Compensation.................................................23
   SECTION 5.13  By-laws......................................................23
   SECTION 5.14  Performance of Contracts.....................................23
   SECTION 5.15  Vesting of Reserved Employee Shares..........................23
   SECTION 5.16  Employment Agreements........................................23
   SECTION 5.17  Mergers, Sale of Assets, Etc. of Subsidiaries................24
   SECTION 5.18  Maintenance of Ownership of Subsidiaries.....................24
   SECTION 5.19  Distributions by Subsidiaries................................24
   SECTION 5.20  Compliance with Laws.........................................24
   SECTION 5.21  Keeping of Records and Books of Account......................24
   SECTION 5.22  Change in Nature of Business.................................24
   SECTION 5.23  U.S. Real Property Interest Statement........................24

ARTICLE VI    MISCELLANEOUS...................................................25

   SECTION 6.01  Expenses.....................................................25
   SECTION 6.02  Survival Of Agreements.......................................25
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   SECTION 6.03  Brokerage....................................................25
   SECTION 6.04  Parties in Interest..........................................25
   SECTION 6.05  Notices......................................................26
   SECTION 6.06  Governing Law................................................26
   SECTION 6.07  Entire Agreement.............................................26
   SECTION 6.08  Counterparts.................................................26
   SECTION 6.09  Amendments...................................................26
   SECTION 6.10  Severability.................................................26
   SECTION 6.11  Titles and Subtitles.........................................26
   SECTION 6.12  Certain Defined Terms........................................26
   SECTION 6.13  Accounting Terms.............................................27




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                               INDEX TO SCHEDULES

      SCHEDULE I                    Purchasers
      SCHEDULE II                   Disclosure Schedule
      SCHEDULE III                  Subsidiaries
      SCHEDULE IV                   Security Holders
      SCHEDULE V(A) and (B)         Agreements


                    INDEX TO EXHIBITS

      EXHIBIT A                     Form of Preferred Stock
      EXHIBIT B                     Form of Common Stock Purchase Warrants
      EXHIBIT C                     Restated Certificate of Incorporation
      EXHIBIT D                     Series A Convertible Preferred Stock
      EXHIBIT E                     Form of Registration Rights Agreement
      EXHIBIT F                     Form of Stock Restriction Agreement
      EXHIBIT G                     Form of Employment Agreement
      EXHIBIT H                     Amendment to Restated Certificate of
                                    Incorporation


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         SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
dated as of December 30, 1989 between Medical Sterilization, Inc., a New York corporation (the "Company"), and the several purchasers named in the attached
Schedule I (individually a "Purchaser" and collectively the "Purchasers"). WHEREAS, the Company wishes to issues and sell to the Purchasers its
Series A Convertible Preferred Stock ("Preferred Stock"), and its Common Stock Purchase Warrants ("Warrants"); and
         WHEREAS, the Purchasers, severally, wish to purchase the Preferred Stock and Warrants on the terms and subject to the conditions set forth in this Agreement;
         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

         PURCHASE, SALE AND TERMS OF PREFERRED STOCK AND WARRANTS

         SECTION 1.01 The Preferred Stock. The Company has authorized the issuance and sale to the Purchasers and others of the Company's Preferred Stock in the original principal amount of no more than $2,000,000. The Preferred Stock shall be substantially in the form set forth in Exhibit A hereto and is herein referred to as Preferred Stock, which term shall also include any Preferred Stock delivered in exchange or replacement therefor.

         SECTION 1.02 The Warrants. The Company has also authorized the issuance and sale to the Purchasers and others of the Company's Common Stock Purchase Warrants for the purchase (subject to adjustment as provided therein) of an aggregate of 666,667 shares of the Company's Common Stock, $.01 par value (the "Common Stock"). The Warrants shall be substantially in the form set forth in Exhibit B hereto and are herein referred to individually as a "Warrant" and collectively as the "Warrants," which terms shall also include any warrants delivered in exchange or replacement therefor.

         SECTION 1.03 Purchase and Sale of the Preferred Stock and Warrants.

                  (a) The Closing. The Company agrees to issue and sell to each Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Purchaser agrees to purchase, the principal amount of the Preferred Stock and Warrants for the purchase of the number of shares of Common Stock set forth opposite the name of such Purchaser under the headings "Shares of Preferred Stock" and "Warrant Shares," respectively, on Schedule I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchaser Price" on
Schedule I. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Murtagh, Cohen & Byrne, 1122 Franklin Avenue, Garden City, New York, on December 29, 1989 at 10:00 a.m., or at such other location, date and time as may be agreed upon by the Purchasers and the Company (such date and time being called the "Closing Date"). At the Closing the Company shall issue and deliver to each Purchaser shares of Preferred Stock registered in the name of such Purchaser under the heading "Shares of Preferred Stock" on
Schedule I and Warrants, registered in the



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name of such Purchaser, to purchase (subject to adjustment as provided therein)
the number of shares of the Company's Common Stock set forth opposite the name of such Purchaser under the heading "Warrant Shares" on Schedule I. As payment in full for the Preferred Stock and Warrants being purchased under this Agreement, and against delivery of the Preferred Stock and Warrants as aforesaid, on the Closing Date each Purchaser shall deliver to the Company a check payable to the Company, in the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price" on Schedule I, or shall transfer such sum to the account of the Company by wire transfer, or shall acknowledge as "Paid" money owed by the Company to such Purchaser in such amount.

                  (b) Allocation of Purchase Price. The Company and the Purchasers, having adverse interests and as a result of arm's length bargaining, agree that (i) neither the Purchasers nor any of their respective partners, in the case of a partnership, have rendered or have agreed to render any services to the Company in connection with this Agreement or the issuance of the Preferred Stock and Warrants; and (ii) the Warrants are not being issued as compensation.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warrant as to which such exception shall apply):

         SECTION 2.01  Organization, Qualifications and Corporate Power.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform the terms of this Agreement, the Preferred Stock, the Warrants, the Registration Rights Agreement with the Purchasers in the form attached as Exhibit E (the "Registration Rights Agreement") and the Stock Restriction Agreement with the Purchasers and Kennard H. Morganstern, in the form attached as Exhibit F (the "Stock Restriction Agreement"), to issue, sell and deliver the Warrants, to issue and deliver the shares of Common Stock issuable upon exercise of the Warrants (the "Common Conversion Shares") and to issue and deliver the shares of Preferred Stock and to issue and deliver the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Preferred Conversion Shares").

                  (b) The Company has no subsidiaries. Except as set forth on the attached Schedule III, the Company does not (i) own of record or beneficially, directly or indirectly,


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(A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

         SECTION 2.02 Authorization of Agreements, Etc.

                  (a) The execution and delivery by the Company of this Agreement, the Preferred Stock, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Stock and Warrants and the issuance and delivery of the Common Conversion Shares upon exercise of the Warrants and the issuance and delivery of the Preferred Conversion Shares upon conversion of the Preferred Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation, or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice of lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. No provision of the Stock Restriction Agreement violates, conflicts with, results in a breach of or constitutes (with due notice of lapse of time or both) a default under any indenture, agreement or other instrument to which the Company is bound or, to the best of the Company's knowledge, any other indenture, agreement or instrument (regardless, in each such case, of whether any such violation, conflict, breach or default relates to the Company or to another party to any such indenture, agreement or other instrument.)

                  (b) The Preferred Stock and the Warrants have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. The Common Conversion Shares have been duly reserved for issuance upon the exercise of the Warrants and the Preferred Conversion Shares have been duly reserved for issuance upon the conversion of the Preferred Stock, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof except for any liability that may be imposed by applicable state statutes upon shareholders for wages or similar claims and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Neither the issuance, sale or delivery of the Preferred Stock or the Warrants nor the issuance or delivery of the Common Conversion Shares or the Preferred Conversion Shares is subject to any preemptive right of shareholders of the Company or to any right of first refusal or other right in favor of any person.

         SECTION 2.03 Validity. This Agreement has been duly executed an delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Preferred Stock, the Warrants, the Registration Rights Agreement


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and the Stock Restriction Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

         SECTION 2.04 Authorized Capital Stock. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, and 3,000,000 shares of Preferred Stock, issuable in series, par value $.01 per share. Immediately prior to the Closing, 2,788,829 shares of Common Stock and 285,715 shares of Series A Convertible Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof except for any liability that may be imposed by applicable state statutes upon shareholders for wages or similar claims. The outstanding 285,715 shares of Series A Convertible Preferred Stock will be exchanged for 333,333 shares of the Series A Convertible Preferred Stock being issued to the Purchasers and others. All such Preferred Stock will have the same terms as set forth in Exhibit D hereto. The shareholders of record holding more than five (5%) percent of the outstanding Common Stock and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock, and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule IV. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Common Stock and the Preferred Stock are as set forth in the Restated Certificate of Incorporation, a copy of which is attached as Exhibit C, and in Exhibit D and in the Amendment to the Restated Certificate of Incorporation, a copy of which is attached as Exhibit H, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. Except as set forth in the attached Schedule IV, (i) no person owns of record or is known to the Company to own beneficially five (5%) percent or more of the outstanding Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Restated Certificate of Incorporation or as set forth in the attached Schedule IV, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Stock Restriction Agreement, to the best of the Company's knowledge there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

         SECTION 2.05 Financial Statements. The Company has furnished to the Purchasers the audited balance sheet of the Company as of December 31, 1988 and the related statements of loss, shareholders' equity and cash flow of the Company for the year ended December 31, 1988


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and the unaudited balance sheet of the Company as of September 30, 1989 (the
"Balance Sheet") and the related statements of loss, shareholders' equity and cash flow of the Company for the nine (9) months ended September 30, 1989. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of December 31, 1988 and September 30, 1989, respectively, and the results of its operations and cash flow for the year ended December 31, 1988 and the nine (9) months ended September 30, 1989, respectively. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse except that the Company anticipates a loss for the fourth quarter of approximately $117,000 and for the year of approximately $400,000 and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

         SECTION 2.06 Events Subsequent to the Date of the Balance Sheet. Since the date of the Balance Sheet, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to shareholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debts or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         SECTION 2.07 Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company has not received


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any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or which it proposes to conduct business.

         SECTION 2.08 Proprietary Information of Third Parties. To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         SECTION 2.09 Title to Properties. The Company has good and marketable title to its properties and assets reflected on the Balance Sheet or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.


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                                      -7-


         SECTION 2.10 Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

         SECTION 2.11 Insurance. The Company holds valid policies covering all of the insurance required to be maintained by it under Section 5.05.

         SECTION 2.12 Taxes. The Company has filed all tax returns, Federal, state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its shareholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxes as an S corporation or (b) consent pursuant to Section 341(f) of the Code, relating to collapsible corporations. The Company's net operating losses for Federal income tax purposes, as set forth in the financial statements referred to in Section 2.05, are not subject to any limitations imposed by Section 382 of the Code and the full amount of such net operating losses are available to offset the taxable income of the Company for the current fiscal year and, to the extent not so used, succeeding fiscal years. Consummation of the transactions contemplated by this Agreement or by any other agreement, understanding or commitment (contingent or otherwise) to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income.

         SECTION 2.13 Other Agreements. Except as set forth in the attached
Schedule V(A), the Company is not a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. Except as set forth in the attached Schedule V(B), the Company is not a party to or otherwise bound by any written or oral:


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                                      -8-


                  (a) distributor, dealer, manufacturer's representative or sale agency contract or agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

                  (b) sales contract which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form contracts;

                  (c) contract with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

                  (d) contract or other commitment with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the contract when due or the occurrence of any other event;

                  (e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                  (f) contract for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

                  (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

                  (h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

                  (i) guaranty of any obligation for borrowed money or otherwise;

                  (j) voting trust or agreement, shareholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

                  (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

                  (l) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

                  (m) assignment, license or other agreement with respect to any form of intangible property;

                  (n) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement;

                  (o) agreement under which it has limited or restricted its right to compete with any person in any respect;

                  (p) other contract or group of related contracts with the same party involving more than $20,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of the Company for the sale, lease or rental of the Company's products or services if such contract or group of contracts was entered into by the Company in the ordinary course of business; or

                  (q) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act").

         The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice of lapse of time or both) under any lease, agreement or contract now in effect to which the Company is party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Restated Certificate of Incorporation and By-laws, as amended.

         SECTION 2.14 Patents, Trademarks, Etc. Set forth in Schedule II is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use al patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names,copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufacture, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.
         SECTION 2.15 Loans and Advances. The Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

         SECTION 2.16 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         SECTION 2.17 Significant Customers and Suppliers. No customer or supplier which was significant to the Company during the period covered by the financial statements referred to in Section 2.05 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

         SECTION 2.18 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement or the Stock Restriction Agreement, the issuance, sale and delivery of the Preferred Stock or the Warrants or, upon conversion or exercise thereof, the issuance and delivery of the Common Conversion Shares or the Preferred Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company in connection with the sale of the Preferred Stock and the Warrants) and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

         SECTION 2.19 Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor the Business Plan of the Company for 1989 (the "Business Plan"), contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries. The financial projections and other estimates contained in the Business Plan were prepared by the Company based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of the Business Plan, believed to be reasonable, but which the Company cannot and does not assure or guarantee the attainment of in any manner. As of the date hereof no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom. The Company has previously furnished to the Purchasers true and complete copies of its annual reports on Form 10-K for its fiscal years ended December 31, 1985, 1986, 1987 and 1988 (the "10-Ks") and of its quarterly reports on Form 10-Q for its fiscal quarters ended March 30, June 30 and September 30, in the fiscal year ended December 31, 1989 (the "10-Qs") as filed with the Securities and Exchange Commission (the "SEC"). Neither the 10-Ks, the 10-Qs, nor any other documents filed by the Company with the SEC, as of the dates they were respectively filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the 10-Ks and 10-Qs complied with all applicable rules of the SEC.

         SECTION 2.20 Offering of the Preferred Stock, the Warrants, the Common Conversion Shares and the Preferred Conversion Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Stock, the Warrants, the Common Conversion Shares, or the Preferred Conversion Shares or any security of the Company similar to the Preferred Stock, the Warrants, the Common Conversion Shares or the Preferred Conversion Shares has offered the Preferred Stock, the Warrants, the Common Conversion Shares or the Preferred Conversion Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Stock, the Warrants, the Common Conversion Shares or the Preferred Conversion Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Preferred Stock, the Warrants, the Common Conversion Shares or the Preferred Conversion Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Stock, the

Warrants, the Common Conversion Shares or the Preferred Conversion Shares to the registration provisions of the Securities Act.

         SECTION 2.21 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         SECTION 2.22 Officers. Set forth in Schedule II is a list of the names of the officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company and its subsidiaries in 1989. None of such persons has an employment agreement or understanding, whether oral or written, with the Company or any of its subsidiaries, which is not terminable on notice by the Company or such subsidiary without cost or other liability to the Company or such subsidiary.

         SECTION 2.23 Transactions With Affiliates. No director, officer, employee or holder of five (5%) percent or more of the outstanding Common Stock of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

         SECTION 2.24 Employees. Each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to confidential information of the Company has executed an Employment Agreement substantially in the form of Exhibit G (collectively, the "Employment Agreements"), and such agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing ) that he intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 2.25 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.
         Each Purchaser severally represents and warrants to the Company that:

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  (a) he, she or it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Stock and the Warrants;

                  (b) he, she or it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of the investment in the Company and is able financially to bear the risks thereof;

                  (c) he, she or it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

                  (d) the Preferred Stock and the Warrants being purchased by him, her or it are being acquired for the Purchaser's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

                  (e) he, she or it understands that (i) the Preferred Stock, the Warrants, the Common Conversion Shares and the Preferred Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Stock and the Warrants and, upon conversion or exercise thereof, the Common Conversion Shares and the Preferred Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Stock, the Warrants, the Common Conversion Shares and the Preferred Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

                  (f) the Right of First Refusal, contained in Section 5.02 is hereby waived with regard to the purchase on or before January 30, 1989 of up to the aggregate of $500,000 of the Preferred Stock and warrants to purchase up to 166,667 shares of Common Stock by Allen & Co. Incorporated, its affiliates and/or officers.

                                   ARTICLE IV

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

         The obligation of each Purchaser to purchase and pay for the Preferred Stock and Warrants being purchased on the Closing Date is, at such Purchaser's option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

         (a) Opinion of Company's Counsel. The Purchasers shall have received from Murtagh, Cohen & Byrne, counsel for the Company, an opinion dated the Closing Date, in form and scope satisfactory to the Purchasers and their counsel, to the effect that:

                  (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. The Company has no subsidiaries. The Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted and as proposed to be conducted. The Company has the corporate power and authority to execute, deliver and perform this Agreement, the Registration Rights Agreement and the Stock Restriction Agreement, to issue, sell and deliver the Preferred Stock and the Warrants, to issue and deliver the Common Conversion Shares upon exercise of the Warrants and to issue and deliver the Preferred Conversion Shares upon conversion of the Preferred Stock.

                  (ii) This Agreement, the Preferred Stock, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject, as to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally), except that such counsel need not express any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                  (iii) The execution and delivery by the Company of this Agreement, the Preferred Stock, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Stock and the Warrants, the issuance and delivery of the Common Conversion Shares upon exercise of the Warrants and the issuance and delivery of the Preferred Conversion Shares upon conversion of the Preferred Stock will not violate any provision of law, the Certificate of Incorporation or By-laws, as amended, of the Company, any order of any court or other agency of government or any indenture, agreement or other instrument known to such counsel to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. In rendering the foregoing opinion, such counsel may assume full disclosure to the Purchasers of all material facts and, with respect to performance by the Company of its obligations under the Registration Rights Agreement, may assume compliance by the Company at such time with the registration requirements of the Securities Act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                  (iv) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock. Immediately prior to the Closing, 2,788,829 shares of Common Stock and 285,715 shares of Series A Convertible Preferred Stock will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof except for any liability that may be imposed by applicable state statutes upon shareholders for wages or similar claims. Immediately prior to the Closing, the shareholders of record holding more than five (5%) percent of the outstanding Common Stock and holders of record of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, will be as set forth in Schedule IV. The designations, powers preferences, rights, qualifications, limitations and restrictions in respect of the Common Stock and the Preferred Stock are as set forth in the Restated Certificate of Incorporation and Exhibit D, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws (subject, as to enforcement, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as set forth in Schedule IV, to the knowledge of such counsel, immediately prior to the Closing, no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire equity securities of the Company will be authorized or outstanding and there will be no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule II or
Schedule IV or as provided for in the Restated Certificate of Incorporation and Exhibit D, to the knowledge of such counsel the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                  (v) The Preferred Stock, the Warrants, the Common Conversion Shares and the Preferred Conversion Shares have been duly authorized. The issuance, sale and delivery of the Preferred Stock and the Warrants and the issuance and delivery of Common Conversion Shares upon exercise of the Warrants and the issuance and delivery of the Preferred Conversion Shares upon conversion of the Preferred Shares have been duly authorized by all required corporate action; the Preferred Stock and the Warrants have been validly issued with no personal liability attaching to the ownership thereof and, to the knowledge of such counsel, are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement; and the Common Conversion Shares and the Preferred Conversion Shares have been duly reserved for issuance upon exercise of the Warrants or conversion of the Preferred Stock, as the case may be and, when so issued, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof except for any liability that may be imposed by applicable state statutes upon shareholders for wages or similar claims and, to the knowledge of such counsel, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Neither the issuance, sale or delivery of the Preferred Stock or the Warrants nor the issuance or delivery of the Common Conversion Shares or the Preferred Conversion Shares is subject to any preemptive right of shareholders of the Company arising under law or the Restated Certificate of Incorporation or By-laws of the Company, each as amended, or, to the knowledge of such counsel, to any contractual right of first refusal or the right in favor of any person.

                  (vi) Except as described in Schedule II, to the knowledge of such counsel there is not (A) action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission , board, bureau, agency or instrumentality, domestic or foreign, (B) arbitration proceeding relating to the Company pending under the collective bargaining agreements or (C) governmental inquiry pending or threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit). To the knowledge of such counsel, the Company is not in default with respect to any order, writ, injunction or decree known to such counsel of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  (vii) Except as described in Schedule II to the knowledge of such counsel, no third party has claimed that any person employed or affiliated with the Company has violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

                  (viii) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III, no registration or filing with, and no consent or approval of, or other action by any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Preferred stock, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement, the issuance, sale and delivery of the Preferred stock or the Warrants or, upon conversion or exercise thereof, the issuance and delivery of the Common Conversion Shares and the Preferred Conversion Shares, other than filings pursuant to state securities laws (all of which filings have been made by the Company). In rendering the foregoing opinion with respect to performance by the Company of its obligations under the Registration Rights Agreement, such counsel may assume compliance by the Company at such time with the registration requirements of the Securities act and with applicable state securities laws and may disclaim any opinion as to the validity or enforceability of the indemnification and contribution provisions of the Registration Rights Agreement.

                  (ix) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Article III, the issuance, sale and delivery of the Preferred Stock and the Warrants to be sold to the Purchasers on the Closing Date, under the circumstances contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the issuance and delivery of the Common Conversion Shares and the Preferred Conversion Shares upon exercise of the Warrants and conversion of the Preferred Stock, as the case may be, as contemplated hereby, will be exempt from such requirements.

                  (x) All of the outstanding shares of Common Stock have been issued in compliance with the registration requirements of the Securities Act and all applicable state securities laws.

         (b) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchasers in writing.

         (c) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

         (d) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transaction contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         (e) Purchase by Other Purchasers. Each Purchaser shall have purchased and paid for the Preferred Stock and Warrants being purchased by it on the Closing Date, and the aggregate purchase price paid by all of the Purchasers for the Preferred Stock and Warrants being purchased by them on the Closing Date shall be at least $1,500,000.

         (f) Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

                  (i) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Restated Certificate of Incorporation and By-laws of the Company as in effect on the date of such certification; (B) as to the due incorporation and good standing of the Company and listing all documents of the Company on file with the Secretary of State of the State of New York; (C) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Preferred Stock, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement, the issuance, sale and delivery of the Preferred Stock and Warrants and the reservation, issuance and delivery of the preferred Stock and Warrants and the reservation, issuance and delivery of the Common Conversion Shares and Preferred Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Preferred stock, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement;
(D) that the Restated Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (B) above; (E) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Preferred Stock, the Warrants, the Registration Rights Agreement, or any of the Stock Restriction Agreement and any certificate or instrument furnished pursuant hereto and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (i);

                  (ii) a certificate of the Treasurer of the Company dated the Closing Date and certifying as to the payment of all excise taxes by the Company; and

                  (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

         (g) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

         (h) Execution of Directors. The number of directors constituting the entire Board of Directors shall have been filed at six (6) and the following persons shall have been elected as the directors and shall each hold such position as of the Closing Date: Harvey Cohen, John R. Hoover, Kennard H. Morganstern, Yoshiyuki Nagashima and Albert T. Sommers as the directors elected solely by the holders of the Common Stock and Kenneth W. Rind as the director nominated by the holders of the Preferred Stock and the Warrants and elected by the holders of the Common Stock.

         (i) Stock Restriction Agreement. The Stock Restriction Agreement shall have been executed and delivered by the Company and Kennard H. Morganstern.

         (j) Employment Agreements. Copies of the Employment Non-disclosure and Developments Agreements shall have been delivered to counsel for the Purchasers.

         (k) Preemptive Rights. All shareholders of the company have any preemptive, first refusal or other rights with respect to the issuance of the Preferred Stock, the Warrants, the Common Conversion Shares and the Preferred Conversion Shares shall have irrevocably waived the same in writing.

         (l) Waivers and Consents. The company shall have obtained, in form and substance satisfactory to the Purchasers, any and all waivers and consents required under any agreement, indenture or instrument to which the Company is a party or by which it is bound and shall have delivered copies of any such waivers and consents to the Purchasers and their counsel, including, without limitation, (i) the Loan Agreement dated as of July 7, 1985 between the company and Edward Weck & Company, Inc., as amended, (ii) the Loan and Security Agreement dated as of

June 22, 1989 between the Company and Apple Bank for Savings and the Term Loan Note and Security Agreement dated November 2, 1989 between the Company and Apple Bank for Savings and (iii) the Agreement dated as of May 11, 1983 between the Company and American Sterilizer Company.

         (m) Fees of Purchasers' Counsel. The company shall have paid in accordance with Section 7.01 the fees and disbursements of one counsel for the Purchasers, if any, invoiced at the Closing.

All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with each of the Purchasers that so long as any of the Warrant or the Preferred Stock are outstanding:

        SECTION 5.01 Financial Statements, Reports, Etc. The company shall furnish to each Purchaser:

         (a) within ninety (90) days after the end of each fiscal year of the Company a balance sheet of the Company as of the end of such fiscal year and the related statements of income (loss), shareholders' equity and cash flow for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

         (b) within forty-five (45) days after the end of each fiscal quarter in each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year) a balance sheet of the Company and the related statements of income (loss), shareholders' equity and cash flow, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such balance sheet to be as of the end of such fiscal quarter and such statements of income (loss), shareholders' equity and cash flow to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period in the prior fiscal year;

         (c) at the time of delivery of each annual financial statement pursuant to Section 5.01(b), a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement, the Preferred Stock and the Warrants, and, upon the issuance thereof, the Common Conversion Shares and the Preferred Conversion Shares to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, the Preferred Stock or the Warrants or, upon the issuance thereof, the Common Conversion Shares and the Preferred Conversion Shares or, if such officer has such knowledge, specifying such default and the nature thereof; and

         (d) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

         SECTION 5.02 Right of First Refusal. The Company shall, prior to any issuance by the Company of any of its securities) other than debt securities with no equity feature), offer to each Purchaser by written notice the right, for a period of thirty (30) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first refusal rights of the Purchasers pursuant to this Section 5.02 shall not apply to securities issued
(A) upon conversion of any of the Preferred Stock or exercise of any of the Warrants, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule IV as being outstanding on the Closing Date, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of options to purchase Common Stock granted to employees of the Company, not to exceed in the aggregate 500,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to options outstanding on the date of this Agreement and listed in Schedule IV pursuant to clause (C) above (the shares exempted by this clause (F) being hereinafter referred to as the "Reserved Employee Shares"), and (G) upon the exercise of any right which was not itself in violation of the terms of this Section 5.02. The Company's written notice to the Purchasers shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Purchaser may accept the Company's offer as to the full number of securities offered to such Purchaser or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Purchaser. Notwithstanding the foregoing, if the Purchasers agree, in the aggregate, to purchase more than the full number of securities offered by the Company, then each Purchaser accepting the Company's offer shall first be allocated the lesser of (i) the number of securities which such Purchaser agreed to purchase and (ii) the number of securities as is equal to the full number of securities offered by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by such Purchaser as of the date of the Company's notice of offer (treating such Purchaser, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such Purchaser upon conversion, exercise or exchange of all securities (including but not limited to the Preferred Stock) held by such Purchaser on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether or directly or indirectly) shares of Common Stock) and the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid), held on such date by all Purchasers who accepted the Company's offer, and the balance of the securities (if any) offered by the Company shall be allocated among the Purchasers accepting the Company's offer in proportion to their relative equity ownership interests in the Company provided that no Purchasers accepting the Company's offer in proportion to their relative equity ownership interests in the Company (calculated as aforesaid), provided that no Purchaser shall be allocated more than the number of securities which such Purchaser agreed to purchase and provided further that in cases covered by this sentence all Purchasers shall be allocated among them the full number of securities offered by the Company. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Purchasers, to offer and sell to any third party or parties the number of such securities not agreed by the Purchasers to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchasers. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.02.

         SECTION 5.03 Reserve for Preferred Stock, Common Conversion Shares and Preferred Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and for the purpose of effecting the exercise of the Warrants and the conversion of the Preferred Stock, and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the exercise of the Warrants and the Conversion of the Preferred Stock, from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Warrants and the conversion of the Preferred Stock, or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon the exercise of the Warrants and the conversion of the Preferred Stock.

         SECTION 5.04 Corporate Existence. The Company shall maintain and cause any subsidiary which it may create to maintain their respective corporate existence, rights and franchises in full force and effect.

         SECTION 5.05 Properties, Business Insurance. The Company shall maintain and cause any subsidiary which it may create to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall also maintain in effect a "key person" life insurance policy, payable to the company, on the life of Kennard H. Morganstern (so long as he remains an employee of the Company), in the amount of $1,000,000. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Purchasers holding at least a majority of the outstanding Preferred Stock and Warrants, the Company will add one designee of such Purchasers as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

         SECTION 5.06 Inspection, Consultation and Advice. The Company shall permit and cause any subsidiary which it may create to permit each Purchaser and such persons as it may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and any such subsidiary, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and any such subsidiary, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and any such subsidiary with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with the advise the management of the Company and any such subsidiary as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

         SECTION 5.07 Restrictive Agreements Prohibited. Neither the Company nor any subsidiary which it may create shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement or the Certificate of Incorporation.

         SECTION 5.08 Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any subsidiary which it may create shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any subsidiary which it may create, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

         SECTION 5.09 Expenses of Directors. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company and who was elected by the holders of the Preferred Stock, for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

         SECTION 5.10 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Stock and the Warrants solely (i) for the repayment of an aggregate of $850,000 in principal amount of debt to Bernard S. Livingston and Constance K. Livingston ($350,000), Dr. William C. Cartinhour, Jr. ($250,000), Michael L. Morris ($50,000) and Kabela, Inc. ($200,000) and (ii) for
working capital.

         SECTION 5.11 Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter. The Company shall permit each Purchaser who holds of records or beneficially at least twenty five (25%) percent of the Common Conversion Shares and Preferred Conversion Shares issued or issuable upon exercise of the Warrant or conversion of the Preferred Stock or such Purchaser's designee to have one representative attend each meeting of the Board of Directors of the Company and each meeting of any such committee thereof and to participate in all discussions during each such meeting. The Company shall send to each such Purchaser and designee the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be. The Company shall also provide to each such Purchaser and designee copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or committee, except for information reasonably designated as classified information by the Board of Directors.

         SECTION 5.12 Compensation. The Company shall not pay to its management compensation in excess of that compensation customarily paid to management in companies of similar size, of similar maturity and in similar businesses.

         SECTION 5.13 By-laws. The Company shall at all times cause its By-laws to provide that unless otherwise required by the laws of the State of New York,
(i) any two directors and (ii) the director nominated by the holders of the Preferred Stock and the Warrants, elected by the holders of the Preferred Stock, shall have the right to call a meeting of the Board of Directors or shareholders. The Company shall at all times maintain provisions in its By-laws and/or Certificate of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its shareholders to the maximum extent permitted under the laws of the State of New York.

         SECTION 5.14 Performance of Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employment Agreements without the consent of that member of the Company's Board of Directors nominated by the holders of the Preferred Stock and the Warrants or, elected by the holders of the Preferred Stock.

         SECTION 5.15 Vesting of Reserved Employee Shares. The Company shall not grant to any of its employees options to purchase Reserved Employee Shares which will become exercisable at a rate in excess of 20% per annum from the date of such grant without the unanimous written consent of that member of the Company's Board of Directors nominated by the holders of the Preferred Stock and the Warrants or elected by the holders of the Preferred Stock or the Common Stock, as the case may be.

         SECTION 5.16 Employment Agreements. The Company shall use its best efforts to obtain, and shall cause its subsidiaries to use their best efforts to obtain, an Employment agreement in substantially the form of Exhibit G from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

         SECTION 5.17 Mergers, Sale of Assets, Etc. of Subsidiaries. The Company shall not permit any subsidiary which it may create to consolidate or merger into or with or sell or transfer all or substantially all its assets, except that any such subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other such subsidiary, or (ii) merge into or sell or transfer assets to the Company.

         SECTION 5.18 Maintenance of Ownership of Subsidiaries. The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary which it may create, except to the Company or another such subsidiary, or permit any such subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any such subsidiary, except to the Company or another such subsidiary.

         SECTION 5.19 Distributions by Subsidiaries. The Company shall not permit any subsidiary which it may create to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another such subsidiary.

         SECTION 5.20 Compliance with Laws. The Company shall comply, and cause any subsidiary which it may create to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

         SECTION 5.21 Keeping of Records and Books of Account. The Company shall keep, and cause any subsidiary which it may create to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         SECTION 5.22 Change in Nature of Business. The Company shall make, or permit any subsidiary which it may create to make, any material change in the nature of its business as set forth in the Business Plan.

         SECTION 5.23 U.S. Real Property Interest Statement. Upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1-897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser with ten (10) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.23 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.


                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company shall pay the fees and disbursements or one counsel for the Purchasers in connection with such transactions and the subsequent amendment or enforcement thereof.

         SECTION 6.02 Survival Of Agreements. All covenants, agreements, representations and warranties made herein or in the Registration Rights Agreement, the preferred Stock, the Warrants, the Stock Restriction Agreement, or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement, the Preferred Stock, the Warrants, the Registration Rights Agreement or the Stock Restriction Agreement, shall survive the execution and delivery of this Agreement, the Preferred Stock, the Warrants, the Registration Rights Agreement and the Stock Restriction Agreement, the issuance, sale and delivery of the Preferred Stock and Warrants, and the issuance and delivery of the Common Conversion Shares and the Preferred Conversion Shares and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

         SECTION 6.03 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         SECTION 6.04 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective heirs, personal representatives, executors, administrators, successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of the Preferred Stock, the Warrants, the Common Conversion Shares and the Preferred Conversion Shares.

         SECTION 6.05 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or telexed in the case of non-U.S. residents, addressed as follows:

                  (a) if to the Company, at 225 Underhill Boulevard, Syosset, New York 11791, Attention: President, with a copy to Harvey Cohen, Esq., Murtagh, Cohen & Byrne, 1122 Franklin Avenue, Garden City, New York 11530; and

                  (b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I, with a copy to such counsel as may be designated by any such Purchaser;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         SECTION 6.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 6.07 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         SECTION 6.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 6.09 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding Common Conversion Shares and Preferred Conversion Shares (i) issued or issuable upon exercise of the Warrants and conversion of the Preferred Stock.

         SECTION 6.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         SECTION 6.11 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         SECTION 6.12 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

                  (a) "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement or negotiable instruments for deposit or collection or similar transactions in the ordinary course or business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined in accordance with applicable Statements of Financial Accounting Standards.

                  (b) "Person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or agency or political subdivision thereof, or entity.

                  (c) "Subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

         SECTION 6.13. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in preparation of the financial statements delivered pursuant to Section 2.05 hereof, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with such principles.

         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                   MEDICAL STERILIZATION, INC.
(CORPORATE SEAL)

Attest:
                                   By:_______________________________________

                                   Title:_____________________________________
___________________________________                  President
                  Secretary

                                   PURCHASERS:

                                   OXFORD VENTURE FUND II, LIMITED
                                   PARTNERSHIP

                                   By:  Oxford Partners II, Its General Partner

                                   By:_______________________________________
                                            Kenneth W. Rind
                                            Its General Partner



                                   ------------------------------------------
                                            BERNARD S. LIVINGSTON



                                   ------------------------------------------
                                            CONSTANCE K. LIVINGSTON



                                   ------------------------------------------
                                            WILLIAM C. CARTINHOUR, JR.



                                   ------------------------------------------
                                            KENNARD H. MORGANSTERN



                                   ------------------------------------------
                                            HARVEY COHEN

                                   SCHEDULE I

                                   Purchasers


Name and Address                          Shares of                Warrant                 Aggregate
                                       Preferred Stock              Shares              Purchase Price
                                     ---------------------     -----------------     ----------------------

Oxford Venture Fund II,                    333,333                 333,333                $1,000,000
    Limited Partnership
1266 Main Street
Stanford, CT  06902

Bernard S. Livingston                       25,000                  25,000                    75,000
1 Sheldrake Lane
New Rochelle, NY  10804

Constance K. Livingston                     25,000                  25,000                    75,000
1 Sheldrake Lane
New Rochelle, NY  10804

William C. Cartinhour, Jr.                  83,333                  83,333                   250,000
10500 Rockville Pike
Rockville, MD  20852

Kennard H. Morganstern                      16,667                  16,667                    50,000
8 Hunters Lane
Roslyn, NY  11576

Harvey Cohen                                16,667                  16,667                    50,000
125 Woodhill Lane
Manhasset, NY  11030

                          TOTAL            500,000                 500,000                $1,500,000

                                   SCHEDULE II

                               Disclosure Schedule

         Section 2.05. The loss for the nine months ended September 30, 1989 was $282,620. The estimated loss for the year ended December 31, 1989 will be approximately $400,000.

         Section 2.06. Since September 30, 1989, the Company borrowed the sum of $500,000 from Apple Bank for Savings pursuant to a Term Loan Note and Security Agreement dated November 2, 1989 and used the proceeds to purchase from Elkcom Leasing, Inc. the Radiation Dynamics 4500/34/1220 In Line Dynamitron and accessory equipment which the Company had leased from Elkcom Leasing, Inc. As security for said loan, the Company pledged and granted a security interest in the Dynamitron to Apple Bank for Savings.

         Section 2.07. The only outstanding matters in litigation are:

         (1) McKenzie Associates, Inc. vs. General Sterilization Services, Inc. (now the company) and D.H. Blair, Inc. in the Supreme Court of the State of New York, County of Nassau. The Company and D.H. Blair & Co., Inc. were named as defendants in an action which commenced August 17, 1983 by an investment advisor alleging failure to pay for services rendered, breach of agreement and a conspiracy to deprive plaintiff of monies and Company stock, and claiming damages in the amount of $112,500. The Company has agreed to indemnify D.H. Blair & Co., Inc. for damages suffered by reason of this action. The Plaintiff has not proceeded with this action and special counsel to the Company is of the opinion that the likelihood of an unfavorable outcome in this litigation is remote.

         (2) The Company and Robert S. Luniewski, its Senior Vice President, were named as defendants in an action which was commenced on June 3, 1988 in the United States District Court, Eastern District of New York, by Shamrock Technologies, Inc. alleging patent infringement and breach of an Employment Agreement and a Trade Secret Agreement. The Complainant is seeking damages and a permanent injunction from processing by methods which allegedly infringed the plaintiff's patents and violated trade secrets. A motion for Summary Judgment was granted in favor of the plaintiff on August 8, 1989 declaring that the plaintiff's patents were valid and enforceable and that the Company's processes infringed the patents. The Company was enjoined as of September 3, 1989 from using processes and equipment which infringe the patents. On appeal of the order has been filed with the Federal Circuit Court of Appeals in Washington, D.C. Special counsel to the Company, Kane, Dalsimer, Sullivan, Kurucz, Levy, Eisele & Richard, is of the opinion that the judgment will be reversed on appeal and further that the Company is now processing teflon by methods which do not infringe the patents.

         Section 2.08.  See Section 2.07(2) above.

         Section 2.09. The Revolving Credit loan owed to Apple Bank for Savings is collaterilized by the Company's accounts receivable, surgical instruments and containers. See

Section 2.06 above regarding other collateral held by Apple Bank. The loans owed to Weck are collateralized by steam and gas sterilizers and ultrasonic and tunnel washers and second lien on the collateral given to the Apple Bank.

         Section 2.12. The Sales Tax Department of the New York State Department of Taxation and Finance has advised the Company that a sales tax audit and assessment may be made relating to the purchases of medical equipment which are in turn leased to hospitals. It is the opinion of the Company and its auditors that the Company is exempt from payment of sales taxes on equipment which it then leases.

         Section 2.13(b). The Company has agreements relating to outstanding loans from Bernard S. Livingston ($400,000), Constance K. Livingston ($100,000), Michael L. Morris ($50,000), Kabela, Inc. ($200,000), Dr. William C. Cartinhour, Jr. ($500,000), Kennard H. Morganstern ($450,000), Harvey Cohen ($100,000), the Apple Bank for Savings and Weck as previously set forth. Out of the proceeds of this transaction, all loans will be paid off except Kennard H. Morganstern ($400,000), Harvey Cohen ($50,000), Apple Bank for Savings and Weck.

         Section 2.14. The Company has no patents, patent rights, etc. The Company has already disclosed the Shamrock litigation. (See Section 2.07).

         Section 2.15. Employee loans may be granted for medical or other emergency on approval of the President and Vice-president in an amount not exceeding $500.

         Section 2.17. The Company is in default under its Loan Agreement with Weck, a significant supplier, because it is not current in its interest payments.

         Section 2.22. The officers of the Company and their salaries for 1989 are:

         Name                        Position                     Salary
         ----                        --------                     ------

Kennard H. Morganstern       Chairman of Board & President       $100,000
Robert S. Luniewski          Senior Vice President                86,000
Michael G. Fogarty           Vice-president, Quality
                                Assurance & Regulatory
                                Affairs
Robert C. Becker             Vice President, Contract             79,000
                                Sterilization
John M. Sharpe, Jr.          Treasurer                            73,500
Harvey Cohen                 Secretary                            73,500

         Section 2.23. Mr. Luniewski, Senior Vice-President of the Company, is an officer of Precision Micron Powders, Inc., a distributor of products of the Company pursuant to an agreement which has been delivered to counsel for the Purchasers. AMSCO, a holder of more than 5% of the Company's stock, is a vendor of the Company.

         Harvey Cohen, Secretary and Director of the Company, is a partner of Murtagh, Cohen & Brune, counsel for the Company.

         Kenneth W. Rind, a Director of the Company, is General Partner of Oxford Partners III Limited Partnership, which is General Partner of Oxford Venture Fund III Limited Partnership, which holds 228,572 shares of Series A Convertible Preferred Stock and warrants to purchase 228,572 shares of the Company's Common Stock. Such shares and warrants will be exchanged for 266,666 shares of Preferred Stock and warrants to purchase 266,666 shares of Common Stock. He is also General Partner of Oxford Partners III Adjunct, Limited Partnership, which holds 57,143 shares of Series A Convertible Preferred Stock and warrants to purchase 57,143 shares of Company Common Stock. Such shares and warrants will be exchanged for 66,667 shares of Preferred Stock and warrants to purchase 66,667 shares of Common Stock.

                                  SCHEDULE III

                                  Subsidiaries

         The Company does not have subsidiaries as that term is defined in
Section 7.12 of the Agreement. It does have 100 shares (50%) of the outstanding stock of Medical Sterilization Realty, Inc. ("Realty"). The remaining 100 shares are held as follows: 50 shares by Medical Investment Associates, 10 shares by Robert Liebowitz, 20 shares by Bernard Livingston and 20 shares by Constance K. Livingston.

         The Company's 100 shares have been pledged to the above parties to secure the repayment of their loans to the Company in the aggregate amount of $500,000 and the performance of an agreement to exercise the option under the Company's Lease under certain conditions. The Company is paying off the loans held by Mr. and Mrs. Livingston and has paid off the loans held by Medical Investment Associates and Robert Liebowitz.

         Realty has one asset - the lease of the Company with Barlich Realty Inc. and, in particular, the option to purchase the demised premises between August 1, 1989 and February 1, 1990 for the price of $4,400,000 or between August 1, 1994 and February 1, 1995 for the price of $4,900,000. Realty entered into a sublease with the Company. Realty has exercised its option to renew the lease with Barlich Realty, Inc. for a term ending February 28, 1995.

         Copies of the Lease, the Assignment of Lease, the Pledge Agreement, the Sublease, and the exclusive agency letter agreement have been supplied to the Purchasers.

                                   SCHEDULE IV

                                Security Holders

                                        Number of Shares
Name                                   Beneficially Owned      Percent of Class
----                                   ------------------      ----------------

Kennard H. Morganstern                      257,900                   9.2%
American Sterilizer Company                 263,356                   9.4%
Dr. William C. Cartinhour, Jr.              300,000                  10.8%
Sumitomo Heavy Industries, Ltd.             271,429                   9.7%


                                 Option Holders
                                 --------------

        Name                                               Number of Shares
        ----                                               ----------------

        Carl W. Bruch                                             5,000
        John R. Hoover                                            5,000
        Julius H. Jacobson                                        5,000
        Philip J. McCann, Jr.                                    50,000
        Marimargret Beichert                                      5,000
        Michael G. Fogarty                                       50,000
        Henry R. Karpe                                            1,000
        Thomas Healy                                              2,500
        Kennard H. Morganstern                                   25,000
        Robert S. Luniewski                                      25,000
        Calvin Ripman                                             2,000
        Alfonso Iannucci                                         10,000
        Retta Sengstock                                           5,000
        Mildred Simms                                             3,000
        David B. Morganstern                                      3,000
        Robet C. Becker                                          10,000
        John M. Sharpe, Jr.                                      20,000
        Anne McQuaid                                              1,000
        Joseph Hanrahan                                             500
        William Janes                                               500
        Joseph Emmart                                               500
        Charles Heiser                                              500

                                 Warrant Holders
                                 ---------------

        Name                                               Number of Shares
        ----                                               ----------------

        Bank, Preston                                              5,744
        Bank, Cherie L.                                            1,343
        Bank, Patricia, B.                                         1,343
        Brown, Richard                                            13,562
        Carhart, George                                            1,307
        Cartinhour, William. C., Jr.                             185,000
        Casty, Lee                                                15,189
        Carney, James                                              1,763
        Cohen, Harvey                                             26,789
        Cohen, Martin                                                407
        Eder, Ray                                                  1,716
        Eder, Gay                                                  1,343
        Eder, Andrew                                               1,343
        Eder, James                                                1,343
        Eder, Elliot                                               1,343
        Eder, Andrew Cust. for Samuel B. Eder                      1,343
        Ehrlich, Herbert B.                                        5,610
        Erenberg, Donald                                           4,901
        Fleischman, Lawrence K.                                    1,634
        Fry, Sylvan                                                6,789
        Goldstein, Irving                                          3,357
        Griffin, Faith                                             1,634
        Kabela, inc.                                              40,000
        Kobren, Lawrence                                           1,498
        Kohn, Harvey                                               1,307
        Levy, Harold & Maxine                                      6,789
        Liebowitz, Robert                                          6,683
        Livingston, Constance                                     25,365
        Livingston, Bernard                                       28,365
        Livingston, Bernard, Trustee                              57,000
        Luniewski, Robert S.                                      13,000
        Medical Investment Assoc.                                 33,414
        Morganstern, Kennard H.                                  123,570
        Morris, Michael L.                                        32,000
        Nachamie, David                                              723
        Nash, Ronald                                              17,359
        Notas, Bernard                                               327
        Olson, David                                               2,712
        Oxford Venture Fund III, Limited Partnership             228,572

                   ---------------

        Name                                               Number of Shares
        ----                                               ----------------

        Oxford Venture III Adjunct, Limited Partnership           57,143
        Pace, Randolph K.                                          6,535
        Pardi, Joseph, Jr.                                         3,598
        Pincus, Michael                                              163
        Resnick, Mark R.                                          19,000
        Shames, Ben                                               83,976
        Shames, Ben, Trustee                                      26,664
        Sharpe, John M., Jr.                                       2,244
        Silver, Brad                                               1,498
        Steinberg, Wallace                                        52,212
        Sterling, Howard D.                                        3,268
        Steets, Patricia                                          21,000
        Sukoff, Carey                                                654
        Telishak, Dennis                                          13,562
        Turynsky, Bodan                                              136
        Travis, Stuart                                             3,591
        Weis, Ronald                                              17,359
        Weinberg, Arnold                                             327
        Werner, Harold                                             1,356
        Wooley, Linda                                                686


                   Series A Convertible Preferred Stockholders

        Name                                               Number of Shares
        ----                                               ----------------

        Oxford Venture Fund III, Limited Partnership             228,572
        Oxford Venture III Adjunct, Limited Partnership           57,143


         The shares of Preferred Stock and warrants held by Oxford Venture Fund III, Limited Partnership will be exchanged for 266,666 shares of Series A Convertible Preferred Stock and warrants to purchase 266,666 shares of Common Stock. The shares of Preferred Stock and warrants held by Oxford Venture Fund III Adjunct, Limited Partnership will be exchanged for 66,667 shares of Series A Convertible Preferred Stock and Warrants to purchase 66,667 shares of Common Stock.

         In addition, by agreement dated may 11, 1983 with American Sterilizer Company ("Amsco"), Amsco has the right to acquire additional shares. This right has been waived.

         In addition, by agreement with Edward Weck & Company, Inc. ("Weck"), in the event the Company issues additional shares, or securities convertible into common stock, Weck has the option to purchase such number of shares or securities that will maintain the proportion of ownership which the number of shares Weck can obtain under said agreement has to the number of shares the Company has outstanding prior to such issuance. Weck has waived this right.

         Furthermore, pursuant to Convertible Demand Note and Warrant Purchase Agreement dated as of January 30, 1989, each of Oxford Venture Fund III, Limited Partnership and Oxford Venture Fund III Adjunct, Limited Partnership have a right of first refusal with regard to the purchase of securities offered by the Company. Pursuant to the terms of the Series A Convertible preferred Stock issued to such Purchasers, the Company may redeem the shares of Preferred Stock after January 30, 1992 and must redeem such preferred Stock on January 30, 1994.

                              SCHEDULE V(A) and (B)

                                  SCHEDULE V(A)

                                      NONE

                                  SCHEDULE V(B)


         Section 2.13. (a) & (p) The Company, Precision Micron Powders, Inc. and Robert S. Luniewski entered into an agreement on July 25, 1988 regarding the processing of teflon powders.


         Section 2.13. (g) The Company has a 1983 Stock Option Plan, which was amended in 1986 and in 1989 authorizing issuance of Incentive Stock Options and Non-Qualified Stock Options in an aggregate amount of 500,000 shares. Of this amount, options to purchase 229,500 shares have been granted.


         Section 2.13. (j) As previously disclosed, Weck and Amsco had rights to purchase stock. Amsco has waived its right permanently. Weck has waived its right in connection with this transaction. The Oxford Venture Funds have waived their rights in connection with this transaction.

         Section 2.13. (n) The existing warrants have certain registration rights and the agreement with Sumitomo has registration rights. In addition, Oxford Venture Funds have registration rights. The Company has prepared a Registration Statement on Form S-1 relating to 500,000 shares reserved for issuance upon exercise of outstanding options or options hereafter granted, 1,217,736 reserved for issuance upon exercise of outstanding Warrants, 285,715 shares reserved for issuance upon conversion of 285,715 outstanding shares of Series A Convertible Preferred Stock held by the Oxford Funds, and 581,429 shares purchased in private placements. The Company plans to file the Registration Statement after the financial statements for the year ending December 31, 1989 are completed. The Company intends to include in the Registration Statement the shares reserved for issuance upon the conversion of the Series A Convertible Preferred Stock and the exercise of the Warrants being issued in this transaction.

         Section 2.13. The Company is in default in payment of certain loans and obligations as set forth on Schedule II, Section 2.17

                                                                       EXHIBIT A

                      SERIES A CONVERTIBLE PREFERRED STOCK

         1. Number of Shares. The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of no more than 1,000,000 shares.

         2. Voting.

            2A. General. Except as may be otherwise provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each shares of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of votes of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

            2B. Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of election (11).

            2C. Board Seats. The holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect the remaining directors of the Corporation. Notwithstanding the foregoing or anything else to the contrary provided in the Restated Certificate of Incorporation, if the Corporation fails or refuses, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7) all of the then outstanding shares of Series A Convertible Preferred Stock in accordance with the terms and provisions of paragraph 7, the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect a majority of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock or jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock.

         3. Dividends. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $.30 per share (the "Accruing Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative from the date of issuance of the Series A Convertible Preferred Stock.


         4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal o $3.00 per share plus, in the case of each shares, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Convertible Preferred Stock of the Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Convertible Preferred Stock shall have been paid in full the Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Series A Convertible Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Series A Convertible Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution). Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such note to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entitles which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.


         5. Restrictions. At any time when shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Certificate of Incorporation, and in addition to any other vote required by law or the Restated Certificate of Incorporation, without the approval of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

            5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation, or increase the authorized amount of the Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible preferred stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible onto shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Restated Certificate of Incorporation or by merger, consolidation or otherwise;

            5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merger into or with any other entity or entities or sell or transfer all or substantially all its assets;

            5C. Amend, alter or repeal its Restated Certificate of Incorporation or By-laws in a manner in which adversely affects the holders of Series A Convertible Preferred Stock;

            5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make an distribution on, any shares of stock other than the Series A Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

            5E. Redeem or other wise acquire any shares of Series A Convertible Preferred Stock except as expressly authorize din paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock then held by each such holder.

        6. Conversions. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

            6A. Right to Convert. Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Series A Convertible Preferred Stock shall have the rig, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon an liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A

Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $3.00 and (ii) dividing the result by the conversion price of $3.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address in which the certificate or certificates for shares of Common Stock shall be issued.


            6B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.


            6C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series a Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provide don subparagraph 6B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional shares as determined in good faith by the Board of Directors of the Corporation.

            6D. Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraph 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

        For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable.

                  6D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such convertible Securities and upon the conversion or exchange thereof, by
        (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of gaining of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  6D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
        (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Sock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment to the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion price have been or are to be made pursuant to other provisions of this subparagraph 6D, not further adjustment of the conversion price shall be made by reason of such issue or sale.

                  6D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities refereed to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduce; and upon the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination of such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.


                  6D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common

        Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.


                  6D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefore, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions for concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued on connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereof, such options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.


                  6D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  6D(7) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

                  6E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment to the Conversion Price in the case of the issuance of up to an aggregate of 500,000 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers or employees of the Corporation in connection with their service as directors of the Corporation or their employment by the Corporation.

                  6F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionality increased.

                  6G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions as provided herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interest of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  6H. Failure to Redeem. If the Corporation fails, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7) all of the then outstanding shares of Series A Convertible Preferred Stock in accordance with the terms and conditions of paragraph 7, the Conversion Price then in effect shall be immediately reduced to an amount equal to 90% thereof. Thereafter until such redemption has been made in full in accordance with such terms and conditions, the Conversion Price shall be further reduced on the 90th day following the Redemption Ate and at the end of each 90-day period thereafter to an amount equal to 90% of the Conversion Price in effect immediately prior to each such reduction.

                  6I. Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall given written notice thereof, by first class, mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of shares of Series a Convertible Preferred Stock as the address of such holder as shown on the books of the corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                  6J. Other Notices. In case at any time:

                      (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holder of its Common Stock;

                      (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock for any class or other rights;

                      (3)there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                      (4)there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class, mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolation, mergers, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the forgoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  6K. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized common stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will taken all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not taken any action which results in any adjustment of the conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Restated Certificate of Incorporation.

                  6L. No Reissuance of Series A Convertible Preferred Stock. Share of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                  6M. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be requited to pay an tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

                  6N. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be requited to comply with applicable securities laws.

                  6O. Definition of Common Stock. As used in this paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock per value $.01 per share, as constituted on the date of filing of these terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary o involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the corporation the date of filing of this instrument, in or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6g.

                  6P. Mandatory Conversion. If at any tine the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at lest $5,000,000 and (ii) the price paid by the public for such shares shall be at least $10.50 per shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F), then effective upon the close of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock.

        7. Redemption. The shares of Series A Convertible Preferred Stock shall be redeemed as follows:

                  7A. Mandatory Redemption. On December 31, 1994, the Corporation shall redeem from each holder of shares of Series A Convertible Preferred Stock, all of the shares of Series A Convertible Preferred Stock held by such holder on the Redemption Date.


                  7B. Optional Redemption. At any time after December 31, 1992, the Corporation shall have the right, at its sole option, to redeem from each holder of shares of Series A Convertible Preferred Stock, all of the shares of Series A Convertible Preferred Stock held by such holder on the date of such redemption. The date of a redemption pursuant to Section 7A or 7B is hereinafter referred to as the "Redemption Date."


                  7C. Redemption Price and Payment. The Series A Convertible Preferred Stock to be redeemed ton the Redemption Date shall be redeemed by paying for each share in cash an amount equal to $3.00 per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the Redemption Date, such amount being referred to as the "Redemption Price". Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

                  7D. Redemption Mechanics. At least 20 but not more than 30 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by telex to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Convertible Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each from and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series A Convertible Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock on the Redemption Date are insufficient to redeem the total number of outstanding shares of Series A Convertible Preferred Stock, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any funds legal available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them in all such outstanding shares were redeemed in full. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legal available for the redemption of such shares of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                  7E. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series A Convertible Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation and any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporation action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock.

                  8. Amendments. No provision of these terms of the Series A Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock.

                                                                       Exhibit B


This Warrant has not been registered under the Securities Act of 1933, and may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of the Securities Act of 1933, as at the time amended, or in conformity with the limitations of Rule 144 or similar rules as then in effect under such Act, or unless some other exemption from the registration requirements of such Act is available with respect thereto.

No. W-                         Right to Purchase Shares of Common
                               Stock of Medical Sterilization, Inc.

                           MEDICAL STERILIZATION, INC.

                          Common Stock Purchase Warrant


         Medical Sterilization, Inc., a New York corporation (the "Company"), hereby certifies that, for value received or assigns, is entitled, subject to the terms set froth below, to purchase from the Company at any time or from time to time before 5:00 P.M., New York time, on December 30, 1994, or such later
time as may be specified in Section 18 hereof, (        ) fully paid and
nonassessable shares of Common Stock, $.01 par value, of the Company, at a purchase price per share of $3.00 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         This Warrant is one of the Common Stock Purchase Warrants (the "Warrants") evidencing the right to purchase shares of Common Stock of the Company, issued pursuant to a certain Preferred Stock and Warrant Purchase Agreement (the "Agreement"), dated as of , 1989, between the Company and the Purchasers, a copy of which is on file at the principal office of the Company and the holder of this Warrant shall be entitled to all of the benefits of the Agreement, as provided therein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Company" shall include Medical Sterilization, Inc. and any corporation which shall succeed or assume the obligations of the Company hereunder.

                  (b) The term "Common Stock" includes (a) the Company's Common Stock, $.01 par value per share, as authorized on the date of the Agreement, (b) any other capital stock of any class of classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (eventhough the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, on the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

        1. Exercise of Warrant.

           1.1 Full Exercise. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect. The number of shares shall be obtained by (i) multiplying the number of shares for which this Warrant is exercisable by $3.00 and (ii) dividing the result by the exercise price of $3.00 per share, or, in case an adjustment of such price has taken place pursuant to the provisions of Paragraph 5 hereof, then by the exercise price as last adjusted and in effect at the date of exercise of this Warrant.

           1.2 Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in subsection
1.1 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription at the end hereof by (b) the Purchase Price then in effect. On any such partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.


           1.3 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

           1.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrants pursuant to subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to section 13 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this section 1.

        2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to section 1 or otherwise.

        3. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

                  (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

                  (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

                  (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in subsection 5.3), then and in each such case the holder of this Warrant, on the exercise hereof as provided in section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this section 3) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by sections 4, 5 or 6.

        4. Adjustment for Reorganization, Consolidation, Merger, etc.

           4.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in section 1 at any time after the consummation of such reorganization, consolidation or merger o the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment as provided in section 3, 5 and 6.

           4.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this section 4 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of the Warrants.

           4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (any dissolution following any transfer) referred to in this section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in section 7.

        5. Adjustment for Issue or Sale of Common Stock at Less Than the Purchase Price in Effect.

           5.1 General. Except as provided in subsection 5.2, if and whenever the Company shall issue or sell, or is, in accordance with subparagraphs 5.1(a) through 5.1(g), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Purchase Price shall be reduced to the price at which the Company issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

        For purposes of this subsection 5.1, the following subsections 5.1(a) through 5.1(g) shall also be applicable:

           (a) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof by, (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Option) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection 5.1(c), no adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

           (b) Issuance of Convertible Securities. In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subsection 5.1(c), no adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Purchase Price have been or are to be made pursuant to other provisions of this subsection 5.1, no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

           (c) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 5.1(a), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5.1(a) or 5.1(b), or the rate at which Convertible Securities referred to in subsection 5.1(a) or 5.1(b) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Purchase Price in effect at the time of such event shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Purchase Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

           (d) Stock Dividends. In case the Company shall declare a dividend or make nay other distribution upon any stock of the Company payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

           (e) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deeded to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

           (f) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase

Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

           (g) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the Company shall be considered an issue or sale of Common Stock for the purpose of this subsection 5.1(g).

         5.2 Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Purchase Price in the case of the issuance of up to an aggregate of 500,000 shares (appropriately adjusted to reflect the occurrence of any event described in subsection 5.3) of Common Stock to directors, officers or employees of the Company in connection with their service as directors of the Company or their employment by the Company.

         5.3 Extraordinary Events. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event of events described herein in this subsection 5.3. The holder of this Warrant shall thereafter, on the exercise hereof as provided in section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this subsection 5.3) be issuable on such exercise by a fraction of which (i) the numerator is the Purchase Price which would otherwise (but for the provisions of this subsection 5.3) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

         6. Adjustment for Net Income or Public Offering.

           6.1 Net Income. Upon the public release of the Company's audited financial statements for its fiscal year ending December 31, 1991, the number of shares of Common Stock for which this Warrant is then exercisable shall be reduced by 8,000 shares of Common Stock for each $100,000 of annual net income in excess of $1,500,000, based on reported earnings, as if fully taxed, calculated on an unconsolidated basis which excludes only the financial results of any majority-owned subsidiaries operating outside of the New York metropolitan area.

           6.2 Public Offering. In case at any time prior to December 31, 1991 the Company shall effect a firm commitment underwritten public offering of shares of Common

Stock in which (i) the aggregate price paid for such shares by the public shall be at least $5,000,000, (ii) the price paid by the public for such shares shall be at least $10 per share (approximately adjusted to reflect the occurrence of any event described in section 4) and (iii) the holders of the Warrants are permitted by the managing underwriter for the offering to include all the shares of Common Stock then held by them in the offering, then the number of shares of Common Stock for which this Warrant is exercisable shall be reduced by fifty (50%) percent.

         7. No Dilution or Impairment. The Company will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of all Warrants from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets, and (d) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Warrants.

         8. Accountants' Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause independent certified public accountants of recognized standing selected by the Company to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted and provided in this Warrant. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

         9. Notices of Record Date, etc. In the event of

            (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

            (d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrants), then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         10. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrants.

         11. Exchange of Warrants. On surrender of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         12. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         13. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in either Boston, Massachusetts or New York, New York for the purpose of issuing Common Stock (or Other Securities) on the exercise of the Warrants pursuant to section 1, exchanging Warrants pursuant to section 11, and replacing Warrants pursuant to section 12, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         14. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         15. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

             (a) title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

             (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

             (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         16. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

                                                                       Exhibit C

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           MEDICAL STERILIZATION, INC.

                Under Section 807 of the Business Corporation Law


         We, Kennard H. Morganstern and Harvey Cohen, being respectively the President and Secretary of Medical Sterilization, Inc. hereby certify:

         1. The name of the corporation is MEDICAL STERILIZATION, INC.

         2. The Certificate of Incorporation was filed on May 27, 1982 under the name, General Sterilization Services, Inc. Restated Certificates of Incorporation were filed on May 12, 1983 and August 5, 1983.

         3. The Certificate of Incorporation is amended as follows:

            (a) to increase the authorized number of shares of Common Stock from Five Million (5,000,000) to Ten Million (10,000,000);

            (b) to eliminate the Class A Convertible Non-Cumulative Preferred Stock and the Class B Convertible Non-Cumulative Preferred Stock; the shares being eliminated are not issued;

            (c) to authorized the issuance of 3,000,000 shares of Preferred Stock issuable in series, par value .01 per share.

         4. The Certificate of Incorporation is hereby restated to set forth its entire text as amended:

         "FIRST: The name of the corporation shall be MEDICAL STERILIZATION, INC.

         SECOND: The purposes for which it is formed are:

              A. To engage in the business of providing sterilization services for business and institutions, supplying and/or leasing materials, instruments and equipment, experimenting with, developing, producing, buying, renting, leasing, maintaining, servicing, repairing and generally dealing in all types of sterilization equipment, x-ray equipment and instruments, electronic and nuclear equipment, scientific apparatus and instruments, and all other articles and equipment of kindred nature, and to engage in the business of acting as scientific consultants in connection with the above.

              B. To own, operate and control, to lease, manage, take over or in any lawful manner acquire any business, factory, warehouse, plant, office, store or establishment for the carrying on of the business of the corporation and for the purchase, sale, import, export, manufacture, fabrication, production or storage of all kinds of goods, wares, merchandise of any and all descriptions.

              C. To do all and everything necessary, suitable or proper for the accomplishment of any of the purposes, the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in connection with other corporations, firms or individuals, and either as principals or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects, purposes, or powers, or any of them.

         THIRD: The office of the corporation is to be located in the Village of Garden City, County of Nassau.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Thirteen Million (13,000,000) shares to consist of Ten Million (10,000,000) shares of

Common Stock, with a par value of $.01 per share and Three Million (3,000,000) shares of Preferred Stock, with a par value of $.01 per share.

         The respective designations, preferences, privileges and voting powers or restrictions or qualifications of each class of stock are as follows:

                A. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

                   (i) Voting rights, if any, including without limitation the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Common Stock as a single class, or independently as a separate class;

                   (ii) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or non-cumulative and if cumulative the terms upon which such dividends shall be cumulative;

                   (iii) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable;

                   (iv) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                   (v) The terms, if any, upon which the shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class of classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

                   (vi) Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Certificate of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of the State of New York.

         All shares of the Preferred Stock of any one series shall be identical to each other in all aspects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

                B. Common Stock.

                   (i) Whenever dividends upon the Preferred Stock at the time outstanding shall have been paid in full for all past dividend periods or declared and set apart for payment, such dividends as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock, subject to any restrictions stated and expressed in any resolution or resolutions adopted by the Board of Directors including any resolutions providing for the issuance of Preferred Stock.

                   (ii) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, all assets remaining after the payment to the holders of the Preferred Stock at the time outstanding of the full amounts to which they shall be entitled, shall be divided and distributed among the holders of Common Stock according to their respective shares.

                   (iii) Each holder of the Common Stock shall have one vote in respect of each share of such stock held by him.

                C. Pre-emptive Rights. No shareholder of this corporation shall have a pre-emptive right because of his shareholdings to have first offered to him any part of any of the presently authorized shares of this corporation hereafter issued, optioned, or sold, or any part of any debenture, bonds, notes, or securities of this corporation convertible into shares hereafter issued, optioned, or sold by the corporation. This provision shall operate to defeat rights in all shares and classes of shares now authorized and in all debentures, bonds, notes, or securities of the corporation which may be convertible into shares, and also to defeat pre-emptive rights in any and all shares and classes of shares and securities convertible into shares which this corporation may be hereafter authorized to issue by any amended certificate duly filed. Thus, any and all of the shares of this corporation presently authorized, and any and all debentures, bonds, notes, or securities of this corporation convertible into shares and any and all of the shares of this corporation which may hereafter be authorized, may at any time be issued, optioned, and contracted for sale, and/or sold and disposed of by direction of the Board of Directors of this corporation to such persons, and upon such terms and conditions as may to the Board of Directors seem proper and advisable, without first offering the said shares or securities or any part thereof to existing shareholders.

                D. Stock Rights and Options. The corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such time and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

         FIFTH: The Secretary of Sate is designated as the agent of the corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of such process served upon him is "c/o Murtagh, Cohen & Byrne, 1122 Franklin Avenue, Garden City, New York 11530."

         5. The Restatement of the Certificate of Incorporation was authorized by the vote of the Board, followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

         IN WITNESS WHEREOF, we have signed this Restated Certificate of Incorporation on the 22nd day of May, 1989.


                                          ---------------------------------
                                          Kennard H. Morganstern, President




                                          ---------------------------------
                                          Harvey Cohen, Secretary

STATE OF NEW YORK )
                  )ss.:
COUNTY OF NASSAU  )

         On this 22nd day of May, 1989, before me personally came KENNARD H. MORGANSTERN and HARVEY COHEN, to me known to be the individuals described in and who executed the foregoing Restated Certificate of Incorporation, and they duly acknowledge to me that they executed the same.




                                          ---------------------------------
                                          Notary Public

                                                                       EXHIBIT D

                      SERIES A CONVERTIBLE PREFERRED STOCK


         1. Number of Shares. The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of no more than 1,000,000 shares.

         2. Voting.

            2A. General. Except as may be otherwise provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

            2B. Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of eleven (11).

            2C. Board Seats. The holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect the remaining directors of the Corporation. Notwithstanding the foregoing or anything else to the contrary provided in the Restated Certificate of Incorporation, if the Corporation fails or refuses, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7) all of the then outstanding shares of Series A Convertible Preferred Stock in accordance with the terms and provisions of paragraph 7, the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect a majority of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock or jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock.

         3. Dividends. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $.30 per share (the "Accruing

Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative from the date of issuance of the Series A Convertible Preferred Stock.

         4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall first be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to $3.00 per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Convertible Preferred Stock of the Liquidation Preference Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Convertible Preferred Stock shall have been paid in full the Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Series A Convertible Preferred Stock and Common Stock (with each share of Series A Convertible Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Series A Convertible Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution). Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

         5. Restrictions. At any time when shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Certificate of Incorporation, and in addition to any other vote required by law or the Restated Certificate of Incorporation, without the approval of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

            5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such reaction, authorization or increase shall be by means of amendment to the Restated Certificate of Incorporation or by merger, consolidation or otherwise;

            5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets;

            5C. Amend, alter or repeal its Restated Certificate of Incorporation or By-laws in a manner which adversely affects the holders of Series A Convertible Preferred Stock;

            5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

            5E. Redeem or otherwise acquire any shares of Series A Convertible Preferred Stock except as expressly authorized in paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock then held by each such holder.

         6. Conversions. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

            6A. Right to Convert. Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $3.00 and (ii) dividing the result by the conversion price of $3.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

            6B. Issuance of Certificates: Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            6C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment of adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate of certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

            6D. Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

         For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

                6D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                6D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                6D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                6D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                6D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                6D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them
         (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                6D(7) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

            6E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of up to an aggregate of 500,000 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers or employees of the Corporation in connection with their service as directors of the Corporation or their employment by the Corporation.

            6F. Subdivision of Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            6G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

            6H. Failure to Redeem. If the Corporation fails, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7) all of the then outstanding shares of Series A Convertible Preferred Stock in accordance with the terms and conditions of paragraph 7, the Conversion Price then in effect shall be immediately reduced to an amount equal to 90% thereof. Thereafter, until such redemption has been made in full in accordance with such terms and conditions, the Conversion Price shall be further reduced on the 90th day following the Redemption Date and at the end of each 90-day period thereafter to an amount equal to 90% of the Conversion Price in effect immediately prior to each such reduction.

            6I. Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

            6J. Other Notices. In case at any time:

                (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            6K. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Restated Certificate of Incorporation.

            6L. No Reissuance of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

            6M. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

            6N. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

            6O. Definition of Common Stock. As used in this paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

            6P. Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate price paid for such shares by the public shall be at least $5,000,000 and (ii) the price paid by the public for such shares shall be at least $10.50 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock.

         7. Redemption. The shares of Series A Convertible Preferred Stock shall be redeemed as follows:

            7A. Mandatory Redemption. On December 31, 1994, the Corporations hall redeem from each holder of shares of Series A Convertible Preferred Stock, all oft he shares of Series A Convertible Preferred Stock held by such holder on the Redemption Date.

            7B. Optional Redemption. At any time after December 31, 1992, the Corporation shall have the right, at its sole option, to redeem from each holder of shares of Series A Convertible Preferred Stock, all of the shares of Series A Convertible Preferred Stock held by such holder on the date of such redemption. The date of a redemption pursuant to Section 7A or 7B is hereinafter referred to as the "Redemption Date."

            7C. Redemption Price and Payment. The Series A Convertible Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to $3.00 per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the Redemption Date, such amount being referred to as the "Redemption Price". Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

            7D. Redemption Mechanics. At least 20 but not more than 30 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by telex to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Convertible Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series A Convertible Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock on the Redemption Date are insufficient to redeem the total number of outstanding shares of Series A Convertible Preferred Stock, the holders of shares of Series A Convertible Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

            7E. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series A Convertible Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock.

         8. Amendments. No provision of these terms of the Series A Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock.

                                                                       Exhibit E


                          REGISTRATION RIGHTS AGREEMENT

                                December 30, 1989

To each of the several Purchasers named
in Schedule I to the Preferred Stock
and Warrant Purchase Agreement of even
date herewith

Dear Sirs:

         This will confirm that in consideration of your agreement on the date hereof to purchase an aggregate of 1,500,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") for the sum of $1,500,000 and Common Stock Purchase Warrants (the "Warrants") for the purchase (subject to adjustment as provided therein) of 1,500,000 shares of the Common Stock of Medical Sterilization, Inc., a New York corporation (the "Company"), pursuant to the Preferred Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement") between the Company and you and as an inducement to you to consummate the transactions contemplated by the Purchase Agreement, the Company covenants and agrees with each of you as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "Common Stock" shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

            "Common Conversion Shares" shall mean shares of Common Stock issued upon exercise of the Warrants.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Preferred Stock" shall mean shares of the Company's Series A Convertible Preferred stock.

            "Preferred Conversion Shares" shall mean shares of Common Stock issued upon conversion of the Preferred Stock.


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                                       -2-


            "Registration Expenses" shall mean the expenses so described in
Section 8.

            "Restricted Stock" shall mean the Common and Preferred Conversion Shares excluding such Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (b) publicly sold pursuant to Rule 144 under the Securities Act or (c) registered under the Securities Act pursuant to an effective registration statement on Form S-1 or Form S-3 filed thereunder in connection with which the Company and the Investors shall have executed an agreement (i) providing that the Company shall use its best efforts to cause such registration statement to remain effective until such time as all of the Common and Preferred Conversion Shares covered by such registration statement have been disposed of in accordance therewith and
(ii) containing the terms set forth in Sections 7 (other than Section 7(a), 8 and 9 hereof (the "Evergreen Registration").

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Selling Expenses" shall mean the expenses so described in Section
8.

         2. Restrictive Legend. Each certificate representing Shares of Preferred Stock or Common or Preferred Conversion Shares shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall bear such legend if in the opinion of counsel satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act.

         3. Notice of Proposed Transfer. Prior to any proposed transfer of any Shares of Preferred Stock or Common or Preferred Conversion Shares (other than under the circumstances described in Sections 4, 5 or 6 or under the Evergreen Registration), the holder thereof shall give written notice to the Company of the holder's intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer, and if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners of the transferor (in the case of a transferor that is a partnership) or to an


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                                       -3-


affiliated corporation (in the case of a transferor that is a corporation). Each certificate for Preferred Stock or Common or Preferred Conversion shares transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by
Section 2 in accordance with the provisions of that Section.

         4. Required Registration. (a) The holders of Restricted Stock constituting at least 40% of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the shares of Restricted Stock for which registration has been requested shall constitute at least 20% of the total shares of Restricted Stock originally issued if such holder or holders shall request the registration of less than all shares of restricted Stock then held by such holder or holders (or any lesser percentage if the reasonably anticipated aggregate price to the public of such public offering would exceed $2,000,000). For purposes of this Section 4 and Sections 5, 6, 13(a) and 13(d), the term "Restricted Stock" shall be deemed to include the number of shares of Restricted Stock which would be issuable to a holder of Preferred Stock upon conversion of all shares of Preferred Stock held by such holder at such time, provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, and provided, further, however, that in any underwritten public offering contemplated by this Section 4 or Sections 5 and 6, the holders of Preferred Stock shall be entitled to sell such Preferred Stock to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Sections 5 or 6 and in which there shall have been effectively registered all shares of restricted Stock as to which registration shall have been requested.

            (b) Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The company shall be obligated to register Restricted Stock pursuant to this Section 4 of two occasions only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

            (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent, that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or nay successor thereto, or except for a registration statement of shares of Common Stock underlying warrants, options, preferred stock and shares sold on private placement wherein the Company committed to include such shares in a registration statement, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other shareholders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

         5. Incidental Registration. If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the pubic, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested t be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock so registered. In the event that nay registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein provided, however, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock, and provided, further, however, that in no event may less than one-third of the total number of shares of Common Stock to be included in such underwriting be made available for shares of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock.


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                                       -5-


         6. Registration on Form S-3. If at any time (i) a holder or holders of Preferred Stock (other than Preferred Stock covered under the Evergreen Registration) or Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that the requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section
6. The Company shall be obligated to register Restricted Stock pursuant to this
Section 6 on ten occasions only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment public offering, all such shares shall have been sold pursuant thereto.

         7. Registration Procedures. If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

            (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statements to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

            (b) prepare and file with the commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

            (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

            (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock, or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

            (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that such Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to conform in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

            (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any


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                                       -7-


attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.

         In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

         In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses."

         The Company will pay all Registration Expenses in connection with each registration statement under Section 4, 5 or 6; provided, however, that the total amount of all such Registration Expenses borne by the Company shall not exceed $100,000. All Selling Expenses in connection with each registration statement under Section 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the company (except to the extent the Company shall be a seller) as they may agree.

         9. Indemnification and Contribution. (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 4, 5 or 6, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         10. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

         11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

             (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

             (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

         12. Representations and Warranties of the company. The Company represents and warrants to you as follows:

             (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

             (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         13. Miscellaneous.

             (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Stock or Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Preferred Stock or Restricted Stock shall only inure to the benefit of a transferee of Preferred Stock or Restricted Stock if (i) there is transferred to such transferee at least 20% of the total shares of Restricted Stock originally issued pursuant to the Purchase Agreement to the direct or indirect transferor of such transferee or (ii) such transferee is a partner, shareholder or affiliate of a party hereto.

             (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, or telexed, in the case of non-U.S. residents, addressed as follows:

                 (i) if to the Company or any other party hereto, at the address of such party set forth in the Purchase Agreement;

                 (ii) if to any subsequent holder of Preferred Stock or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Stock or Restricted Stock) or to the holders of Preferred Stock or Restricted Stock (in the case of the Company in accordance with the provisions of this paragraph).

             (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

             (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Restricted Stock.

             (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             (f) The obligations of the Company to register the shares of Restricted Stock under Sections 4, 5 or 6 shall terminate on the fifteenth anniversary of the date of this Agreement.

             (g) If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 90 days following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 13(g).

             (h) Notwithstanding the provisions of Section 7(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 24-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

             (i) The Company shall not grant to any third party any registration rights more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

             (j) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                Very truly yours,

                                MEDICAL STERILIZATION, INC.

                                By:_________________________________

                                Title:  President
                                      ______________________________
AGREED TO AND ACCEPTED as of
the date first above written.
                                OXFORD VENTURE FUND II,
                                LIMITED PARTNERSHIP

                                By:  Oxford Partners II, Its General Partner


                                By:_________________________________
                                         KENNETH W. RIND
                                         Its General Partner


                                ____________________________________
                                BERNARD S. LIVINGSTON


                                ____________________________________
                                CONSTANCE K. LIVINGSTON


                                ____________________________________
                                WILLIAM C. CARTINHOUR, JR.


                                ____________________________________
                                KENNARD H. MORGANSTERN


                                ____________________________________
                                HARVEY COHEN

                                                                       Exhibit F

                           STOCK RESTRICTION AGREEMENT

         AGREEMENT, made as of the 30th day of December, 1989, by and among Medical Sterilization, Inc., a New York corporation (the "Company"), Kennard H. Morganstern (the "Shareholder"), and the persons listed as Investors in the signature pages hereto (collectively, the "Investors" and individually, an "Investor").

         WHEREAS, the shareholder is the holder of an aggregate of 257,900 shares of common stock, $.01 par value, of the Company (the "Common Stock");

         WHEREAS, the Investors are acquiring an aggregate of 1,500,00 shares of Series A Convertible Preferred Stock (the "Preferred Stock") and Common Stock Purchase Warrants (the "Warrants") for the purchase (subject to adjustment as provided therein) of 1,500,000 shares of Common Stock, pursuant to the terms of a Preferred Stock and Warrant Purchase Agreement dated the date hereof between the Company and the Investors (the "Purchase Agreement"); and

         WHEREAS, it is a condition to the obligations of the Investors under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

         NOW THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties hereby agree with each other as follows:

         1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

            (a) "Stock" shall mean and include all shares of Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

            (b) "Shares" shall mean and include all shares of Stock now owned or hereafter acquired by either (I) the Shareholder or (ii) any Investor.

         2. Prohibited Transfers. The Shareholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of an aggregate of more than five (5%) percent of his Shares, in any twelve month period without the prior written consent of Investors owning at least two-thirds of the Shares owned by all Investors. Notwithstanding the foregoing, the Shareholder may (a) transfer all or any of his shares (i) by way of gift to any member of his family or to any trust for the benefit of any such family member of the Shareholder, provided that any such transferee shall agree in writing with the Company and the Investors, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Shareholder, or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Shareholder or (b) pledge any or all of his Shares to a bank or other institutional lender as security for the payment by the Company of any amount owed by the Company to such Bank or institutional lender. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

         3. Further Limitation as to Transfers by the Shareholder. In addition to the other restrictions provided in this Agreement, the Shareholder agrees that he shall not sell any Shares at a price per share of less than $7.00 (subject to equitable adjustment for any stock split, stock dividend, combination of shares or the like and based upon Common Stock or Common Stock equivalents).

         4. Term. This Agreement shall terminate ((a) immediately prior to the consummation of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or Form S-3 (or their then equivalents) under the Securities Act of 1933, as amended, pursuant to which the aggregate price paid by the public for the purchase of Stock is at least $5,000,000 and the price paid by the public for each share of Common Stock is $10.50 (subject to equitable adjustment for any stock split, stock dividend, combination of shares or the like and based on Common Stock and Common Stock equivalents) or (b) the tenth anniversary of the date of this Agreement, whichever occurs first.

         5. Specific Enforcement. The Shareholder expressly agrees that the Investors and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Shareholder, the Investors and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

         6. Legend. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

            "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Restriction Agreement dated as
of        , 1989, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

         7. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

         8. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided, however, that Investors owning at least two-thirds of the Shares owned by all Investors may effect any such waiver, modification, amendment or termination on behalf of all of the Investors. To the extent any term or other provision of any other indenture, agreement, or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

         9. Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of New York and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

         10. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         11. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         12. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

         13. Continuation of Employment. Nothing in this Agreement shall create an obligation on the Company or the Investors to continue the Shareholder's employment with the Company.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                   MEDICAL STERILIZATION, INC.


                                   By:_______________________

                                   Title:  President
                                         ____________________

                                   OXFORD VENTURE FUND II, LIMITED
                                   PARTNERSHIP

                                   By: Oxford Partners II, Its General Partner


                                   By:______________________________
                                           Kenneth W. Rind
                                           Its General Partner



                                   ____________________________________
                                   BERNARD S. LIVINGSTON



                                   ____________________________________
                                   CONSTANCE K. LIVINGSTON



                                   ____________________________________
                                   WILLIAM C. CARTINHOUR, JR.



                                   ____________________________________
                                   KENNARD H. MORGANSTERN



                                   ____________________________________
                                   HARVEY COHEN

                                                                       Exhibit G

                        MEDICAL STERILIZATION, INC. (MSI)

                                    AGREEMENT

         In consideration of the compensation and other benefits of my employment by MSI, and of other valuable consideration, I agree with MSI as follows:

                                EMPLOYMENT BY MSI

         During my MSI employment I shall devote my working time and best efforts to the service of MSI and shall comply with the policies and procedures of MSI, including those relating to security and employee conduct, and I shall not engage in any planning or other business or technical activity, competitive with or in conflict with the business interests of MSI.

                            CONFIDENTIAL INFORMATION

         As used herein, "Confidential Information" means all technical and business information of MSI, whether patentable or not, which is of a confidential, trade secret and/or proprietary character and which is either developed by me (alone or with others) or to which I have had access during my employment. "Confidential Information" shall also include confidential evaluations of, and the confidential use of non-use by MSI, of technical or business information in the public domain.

         I shall use my best efforts and diligence both during and after my MSI employment to protect the confidential, trade secret and/or proprietary character of all Confidential Information. I shall not, directly or indirectly, use (for myself or another) or disclose any Confidential Information for so long as it shall remain proprietary or protectible as confidential or trade secret information, except as may be necessary for the performance of my MSI duties.

         I shall deliver promptly to MSI, at the termination of my employment, or at any other time at MSI's request, without retaining any copies, all documents and other material in my possession relating, directly or indirectly, to any Confidential Information.

         Each of my obligations in this section shall also apply to the confidential, trade secret and proprietary information learned or acquired by me during my employment from others with whom MSI has a business relationship.

         I understand that I am not to disclose to MSI, or use for its benefit, any of the confidential, trade secret or proprietary information of others including any of my former employers.

                              COMPETITIVE ACTIVITY

         I shall not, directly or indirectly (whether as owner, partner, consultant, employee or otherwise), at any time during the period of my employment with MSI, engage in or contribute my knowledge to any work or activity that involves a product, process, apparatus, service or development which is then competitive with or similar to a product, process, apparatus, service or development on which I worked or with respect to which I had access to Confidential Information while at MSI at any time during the period of my employment ("Competitive Work"). Following the expiration of my employment, I shall continue to be obligated under the "Confidential Information" section of this Agreement not to use or to disclose Confidential Information so long as it shall remain proprietary or protectible as confidential or trade secret information.

         During my employment by MSI, and for a period of two years there after, I shall not, directly or indirectly, induce or attempt to induce a salaried employee of MSI to accept employment or affiliation involving Competitive Work with another firm or corporation of which I am an employee, owner, partner or consultant.

                        IDEAS, INVENTIONS OR DISCOVERIES

         I shall promptly disclose to MSI all ideas, inventions or discoveries, whether or not patentable, which I may conceive or make, alone or with others, during my employment, whether or not during working hours, and which directly or indirectly

           (a) relate to matters within the scope of my duties or field of responsibility during my employment by MSI; or

           (b) are based on my knowledge of the actual or anticipated business or interests of MSI; or

           (c) are aided by the use of time, materials, facilities or information of MSI.

         Without further compensation but at MSI's expense, I shall give all testimony and execute all patent applications, rights of priority, assignments and other documents and in general do all lawful things requested of me by MSI to enable MSI to obtain, maintain and enforce protection of such ideas, inventions and discoveries for and in the name of MSI , or its nominee, in all countries of the world. However, should I render any of these services following termination of my employment, I shall be compensated at a rate per hour equal to the base salary I received from MSI at the time of termination and shall be reimbursed for reasonable out-of-pocket expenses incurred in rendering the services.

                                  MISCELLANEOUS

         This Agreement shall be construed under the laws of the State of New York and shall be binding upon and enforceable against my heirs and legal representatives and the assignees of any idea, invention or discovery conceived or made by me.

         To the extent this Agreement is legally enforceable, it shall supersede all previous agreements covering this subject matter between me and MSI, but shall not relieve me or such other party form any obligations incurred under any such previous agreement while in force.

         If any provision of this Agreement is held invalid in any respect, it shall not affect the validity of any other provision of this Agreement. If any provision of this Agreement is held to be unreasonable as to time, scope or otherwise, it shall be construed by limiting and reducing it so as to be enforceable under then applicable law.

         This Agreement is signed in duplicate, as of the      day of     19  .

MEDICAL STERILIZATION, INC.

By_____________________________         __________________________________
                                               Signature of Employee


Title__________________________         __________________________________
                                               Typed Name of Employee

                                                                       Exhibit H


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           MEDICAL STERILIZATION, INC.

                Under Section 805 of the Business Corporation Law

         We, Kennard H. Morganstern and Harvey Cohen, being respectively the President and Secretary of Medical Sterilization, Inc., hereby certify:

         (1)      The name of the Corporation is

                           MEDICAL STERILIZATION, INC.

         (2) The Certificate of Incorporation was filed on May 27, 1982 under the name General Sterilization, Inc. Restated Certificates of Incorporation were filed on May 12, 1983, August 5, 1983 and May 24, 1989.

         (3) The Certificate of Incorporation is amended by the addition of a provision stating the number, designation, relative rights, preferences and limitations of Preferred Shares of a series of the par value of $.01 per share, as fixed by the Board of Directors before the issuance of such series, under authority contained in the Certificate of Incorporation and as permitted by
Section 502 of the Business Corporation Law as follows:

         "1. Number of Shares. One Million (1,000,000) shares of authorized Preferred Stock of the par value of $.01 each shall be issued in and as a series to be designated "Series A Convertible Preferred Stock". The term Preferred Stock, as used herein, shall include all of the shares of Preferred Stock authorized by the Certificate of Incorporation, of which Series A Convertible Preferred Stock is the first series.

         2. Voting.

            2A. General. Except as may be otherwise provided in these terms of the Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of a Series A Convertible Preferred Stock is then convertible.

            2B. Board Size. The Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, increase the maximum number of directors constituting the Board of Directors to a number in excess of eleven (11).

            2C. Board Seats. The holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect one (1) director of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect the remaining directors of the Corporation. Notwithstanding the foregoing or anything else to the contrary provided in the Restated Certificate of Incorporation, if the Corporation fails or refuses, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7) all of the then outstanding shares of Series A Convertible Preferred Stock in accordance with the terms and provisions of paragraph 7, the holders of the Series A Convertible Preferred Stock, voting as a separate series, shall be entitled to elect a majority of the directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constituent a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock or jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock.

         3. Dividends. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $.30 per share (the "Accruing Dividends"). Accruing dividends shall accrue from day to day, whether or not earned or declared and shall be cumulative from the date of issuance of the Series A Convertible Preferred Stock.

         4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be paid an amount equal to $3.00 per share plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereof (whether or not declared) and any other dividends declared but unpaid thereof, computed to the date payment thereof is made available such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment in full to the holders of Series A Convertible Preferred Stock of the Liquidation Preference Payments, then the entire assets of the corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series A Convertible Preferred Stock shall have been paid in full the Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Series A Convertible Preferred Stock and Common Stock (with each share of Series A Convertible Preferred Stock being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Series A Convertible Preferred Stock is convertible immediately prior to the close of business on the business day fixed for such distribution). Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

         5. Restrictions. At any time when shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Restated Certificate of Incorporation, and in addition to any other vote required by law or the Restated Certificate of Incorporation, without the approval of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

            5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Restated Certificate of Incorporation or by merger, consolidation or otherwise;

            5B. Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets;

            5C. Amend, alter or repeal its Restated Certificate of Incorporation or By-laws in a manner which adversely affects the holders of Series A Convertible Preferred Stock;

            5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of Stock other than the Series A Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

            5E. Redeem or otherwise acquire any shares of Series A Convertible Preferred Stock except as expressly authorized in paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock then held by each such holder.

         6. Conversions. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

            6A. Right to Convert. Subject to the terms and conditions of this paragraph 6, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (I) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $3.00 Series A Convertible Preferred Stock so to be converted by $3.00 and (ii) dividing the result by the conversion price of $3.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, thereby the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

         6B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         6C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, excluding Accruing Dividends, accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

         6D. Adjustment of Price Upon Issuance of Common Stock. Except as provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraph 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

         For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

                  6D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale or such convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange or the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  6D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing

         (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
         (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and
         (b) if any such issue or sale of such Convertible Securities is made upon exercise of any options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  6D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable of Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  6D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  6D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                  6D(6) Record Date. In case the Corporation shall take record of the holders of its Common Stock for the purpose of entitling them
         (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  6D(7) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

         6E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of up to an aggregate of 500,000 shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers or employees of the Corporation in connection with their service as directors of the Corporation or their employment by the Corporation.

         6F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         6G. Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common

Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions hereof (including without limitation provisions for adjustments of the Conversion price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

         6H. Failure to Redeem. If the Corporation fails, for any reason or for no reason, to redeem on the Redemption Date (as defined in paragraph 7) all of the then outstanding shares of Series A Convertible Preferred Stock in accordance with the terms and conditions of paragraph 7, the Conversion Price then in effect shall be immediately reduced to an amount equal to 90% thereof. Thereafter, until such redemption has been made in full in accordance with such terms and conditions, the Conversion Price shall be further reduced on the 90th day following the Redemption Date and at the end of each 90-day period thereafter to an amount equal to 90% of the Conversion Price in effect immediately prior to each such reduction.

         6I. Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of shares of Series a Convertible preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

         6J.  Other Notices.  In case at any time:

                  (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares to stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex to non-U.S. residents, addressed to each holder of any shares of Series A Convertible preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         6K. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock a herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. the Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Restated Certificate of Incorporation.

         6L. No Reissuance of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

         6M. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

         6N. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the time conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         60. Definition of Common Stock. As used in this paragraph 6, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.0 per share, as constituted on the date of filing of these terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited t a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

         6P. Mandatory Conversion. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which
(i) the aggregate price paid for such shares by the public shall be at least $5,000,000 and (ii) the price paid by the public for such shares shall be at least $10.50 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Common Stock.

         7. Redemption. The shares of Series A Convertible Preferred Stock shall be redeemed as follows:

            7A. Mandatory Redemption. On December 31, 1994, the Corporation shall redeem from each holder of shares of Series A Convertible Preferred Stock, all of the shares of Series A Convertible Preferred Stock held by such holder on the Redemption Date.

            7B. Optional Redemption. At any time after December 31, 1992, the Corporation shall have the right, at its sole option, to redeem from each holder of shares of Series A Convertible Preferred Stock, all of the shares of Series A Convertible Preferred Stock held by such holder on the date of such redemption. The date of a redemption pursuant to Section 7A or 7B is hereinafter referred to as the "Redemption Date."

            7C. Redemption Price and Payment. The Series A Convertible Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to $3.00 per share plus, in the case of each share, an amount equal to all Accruing

Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the Redemption Date, such amount being referred to as the "Redemption Price". Such payment shall be made in full on the Redemption Date to the holders entitled thereto.

            7D. Redemption Mechanics. At least 20 but not more than 30 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by mail, holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A convertible Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the Redemption date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series A Convertible Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for the redemption of shares of Series A Convertible Preferred Stock on the Redemption Date are insufficient to redeem the total number of outstanding shares of Series A convertible Preferred Stock, the holders of shares of Series A convertible Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

            7E. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series A Convertible Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock.

         8. Amendments. No provision of these terms of the Series A Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock."

         (4) The foregoing amendment to the Certificate of Incorporation was authorized by the Board of Directors at a meeting of the Board duly held on December 12, 1989.

         IN WITNESS WHEREOF, we have hereunto subscribed this Certificate this 29th day of December, 1989.


                                            ---------------------------------
                                            Kennard H. Morganstern, President

                                            ---------------------------------
                                            Harvey Cohen, Secretary

STATE OF NEW YORK )
                  )  ss.:
COUNTY OF NASSAU  )


         On this 29th day of December, 1989, before me personally came KENNARD
H. MORGANSTERN and HARVEY COHEN, to me known to be the individuals describe din and who executed the foregoing Certificate of Amendment, and they duly acknowledged to me that they executed the same.


                                            ---------------------------------
                                                       Notary Public



393LMM5962/1.198407-1